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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF STINSON, MAG & FIZZELL, P.C.]

                              April 13, 1998


NovaStar Mortgage Funding Corporation
1900 West 47th Place, Suite 205
Westwood, KS 66205

                              Re:   NovaStar Mortgage Funding Corporation
                                    Mortgage-Backed Bonds
                                    Registration Statement On Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage-Backed Bonds (the "Bonds"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Bonds are issuable in series under separate indentures (each such agreement, an "Indenture"), between an issuer and an indenture trustee, each to be identified in the prospectus supplement for such series of Bonds. Each Indenture will be substantially in the respective form filed as an Exhibit to the Registration Statement.

          In connection with rendering this opinion letter, we have examined the form of the Indenture contained as an Exhibit to the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we also have assumed the due authorization by all requisite corporate action and the enforceability of such documents.


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NovaStar Mortgage Funding Corporation
April 13, 1998
Page 2


The opinions numbered 1 and 2 below are based upon and limited to the laws of the State of Missouri and the corporate laws of the State of Delaware. The tax opinion set forth in number 3 below is based upon and limited to federal law as set forth in the Internal Revenue Code of 1986, as amended to date, the regulations promulgated thereunder, the position of the Internal Revenue Service set forth in the published revenue rulings, revenue procedures and other announcements and court decisions as in effect on the date hereof. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and
(ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

          Based on the foregoing, we are of the opinion that:

          1. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

          2. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Bonds of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Bonds will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Bonds will be entitled to the benefits of that Indenture.

          3. As tax counsel to the Company, we have considered certain federal income tax aspects of the proposed issuance of the Bonds. In particular, we have considered the material federal income tax consequences for Bondholders and have reviewed the description of the material federal income tax consequences for Bondholders that appears in each form of Prospectus Supplement under the caption "Federal Income Tax Consequences" and in each Base Prospectus under the caption "Federal Income Tax Consequences," each forming a part of the Registration Statement (collectively, the "Tax Consequences"). Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Bonds, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm that the Tax Consequences represent the opinion of Stinson, Mag & Fizzell, P.C. as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Bonds. This opinion is effective as of the date of issuance of any series of Bonds, subject to the limitation set forth herein regarding our participation as tax counsel to the Company, provided that a new opinion will be rendered by us upon any material change in law prior to the issuance of any series of Bonds for which we act as tax counsel to the Company. Our opinion as to the matters set forth herein could change with respect to a particular series of Bonds as a result of changes in law subsequent to the date hereof. Furthermore, we express no opinion with respect to any series of Bonds for which we do not act as tax counsel to the Company.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement relating to the Bonds included in the Registration Statement under the heading "Legal Matters", and in the prospectus relating to the Bonds included in the Registration Statement under the heading "Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                    Very truly yours,

                                    STINSON, MAG & FIZZELL, P.C.


                                    By:  /s/ Michael W. Lochmann
                                         Michael W. Lochmann
MWL/bik